Exhibit 99.1

Summary of the Plan

General.   Under the Plan, the board of directors is authorized to make awards of options to purchase shares of common stock, tandem appreciation rights and/or free-standing appreciation rights, restricted shares, deferred shares, and performance shares and performance units. The terms applicable to awards of the various types, including those terms that may be established by the board of directors when making or administering particular awards, are set forth in detail in the Plan.

Shares Available Under the Plan.   Subject to adjustment as provided in the Plan, the number of shares of common stock that may be issued or transferred pursuant to awards, or in payment of dividend equivalents paid with respect to awards made under the Plan, assuming stockholder approval of this proposal, may not exceed 5,000,000 in the aggregate, plus any shares of common stock relating to awards that expire, are forfeited or are cancelled under the Plan. These shares of common stock may be shares of original issuance or treasury shares or a combination of both. Shares of common stock covered by an award under the Plan will not be counted as used unless and until they are actually issued and delivered. As of April 11, 2007, the market value of our common stock was $16.07 per share.

Eligibility.   Officers, full-time employees and non-employee directors of Georgia Gulf and its subsidiaries may be selected by the board of directors to receive benefits under the Plan. There were approximately 5,830 persons eligible to participate in the Plan as of March 31, 2007.

Limitations on Specific Kinds of Awards.   In addition to the general limitation on the number of shares of common stock available under the Plan, the Plan specifically limits the number of shares issued as restricted shares, deferred shares, performance shares or performance units to 1,400,000 in the aggregate, an increase from 800,000 under the First Plan Amendment. Additionally, the Plan provides for specific limits and other requirements for certain awards to qualify as performance-based compensation for the purpose of Section 162(m) of the Internal Revenue Code. No participant may be granted (i) option rights or appreciation rights, in the aggregate, for more than 750,000 shares of common stock during any period of three years or (ii) an award of performance shares or performance units, or restricted shares or deferred shares intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, having an aggregate maximum value as of their respective dates of grant of more than $2,500,000 in any calendar year. In addition, the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, may not exceed 5,000,000.

Option Rights.   The board of directors may grant option rights, which entitle the holder to purchase shares of common stock at a price equal to or greater than the market value of such shares on the date of grant. The option price is payable in cash, by the transfer to us of shares of common stock then owned by the option holder for at least six months, by a combination of these payment methods or by any other method approved by the board of directors. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on a date satisfactory to us of some or all of the shares of common stock to which the exercise relates.

Option rights granted under the Plan may be option rights that are intended to qualify as incentive stock options, option rights that are not intended to so qualify or combinations of incentive stock options and non-qualified stock options. Incentive stock options may only be granted to participants who meet the definition of “employees” under Section 3401(c) of the Internal Revenue Code. Each grant specifies the period of employment required before the option or portions of options will become exercisable. In addition, the exercise of the grant may be conditioned on the achievement of performance objectives, called “Management Objectives,” as described below.

Appreciation Rights.   A tandem appreciation right is a right to receive up to 100% of the spread between the option price and the current value of the shares of common stock underlying the option. A free-standing appreciation right is the right to receive up to 100% of the spread between the base price and the current value of a share of common stock at the time of exercise. When computing the spread for a free-standing appreciation right, the base price must be equal to or greater or less than the market value of the underlying common stock on the date of grant. Any grant may specify waiting periods before exercise and permissible exercise dates or periods. In addition, the exercise of the grant may generally be conditioned on the achievement of Management Objectives.

Restricted Shares.   An award of restricted shares involves the immediate transfer to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services, with the participant entitled to voting, dividend and other ownership rights in the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value. In addition, the transfer may be conditioned on the achievement of Management Objectives. Restricted shares are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period of not less than six months to be determined by the board of directors. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the board of directors for the period during which the forfeiture provisions are to continue.

Deferred Shares.   An award of deferred shares constitutes an agreement to deliver shares of common stock to the participant in the future in consideration of the performance of services, but subject to the fulfillment of specified conditions. During the deferral period, the participant has no right to transfer any rights under and has no rights of ownership or voting rights in the deferred shares, but the board of directors may authorize the payment of dividend equivalents on such deferred shares on either a current, deferred or contingent basis, either in cash or in additional shares of common stock. Awards of deferred shares may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share on the date of grant. Generally, deferred shares must be subject to a deferral period of not less than 1 year, as determined by the board of directors at the date of grant. In addition, the exercise of the award may be conditioned on the achievement of Management Objectives.

Performance Shares and Performance Units.   A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $1.00 or such other value as determined by the board of directors. A recipient must meet one or more Management

Objectives within a specified performance period to fully earn the award. Alternatively, if a minimum level of acceptable achievement is established by the board of directors, that minimum level must be exceeded in order to partly earn the award; the amount earned in this case will be determined in accordance with a formula.

Management Objectives.   Management Objectives may be described either in terms of company-wide objectives or objectives that are related to performance of the individual participant or of the division, subsidiary, department, region, function or other organizational unit in which the participant is employed. The Management Objectives applicable to any award to a participant who is or is likely to become a “covered employee,” within the meaning of Section 162(m) of the Internal Revenue Code, will be based on specified and pre-established levels of growth in one or more of the following criteria: (i) increases in the price of our common stock; (ii) market share; (iii) sales; (iv) return on equity, assets, capital or sales; (v) economic profit; (vi) total stockholder return; (vii) costs; (viii) margins; (ix) earnings or earnings per share; (x) cash flow; (xi) customer satisfaction; (xii) pre-tax profit; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) debt to capital ratio; and (xvi) any combination of the foregoing.

If the board of directors determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the board of directors may modify the Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the board of directors deems appropriate and equitable, except in the case of a covered employee where such an action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code.

Transferability.   No award under the Plan is transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the board of directors, only the participant, or the participant’s guardian or legal representative in the event of the participant’s legal incapacity, may exercise option rights or appreciation rights during the participant’s lifetime.

Subject to the prior approval of the board of directors, awards, other than incentive stock options, are transferable by a participant to members of the participant’s immediate family, or certain trusts or partnerships, without payment by the transferee, if reasonable prior notice of the transfer is given to us and the transfer is made according to the terms and conditions specified by the board of directors or us. Any transferee will be subject to the same terms and conditions under the Plan as the participant.

Adjustments.   The number, kind, and price of shares covered by outstanding awards are subject to adjustment by the board of directors in its discretion in the event of stock dividends, splits and combinations, changes in our capital structure, mergers, spin-offs, partial or complete liquidation, and similar events. The board of directors may also make or provide for adjustments in the numbers of shares available under the Plan and available for specific kinds of awards under the Plan as the board of directors may determine appropriate to reflect such a transaction or event.

Change in Control.   A definition of change in control is specifically included in the Plan, the full text of which is attached to this proxy statement as Annex A. Generally, a change in control includes the acquisition by a person of 33% or more of our voting securities, specified changes in the board of directors and specified business combination transactions and similar events. Awards may provide for acceleration of exercisability or early termination of restrictions in the event of a change in control. Additionally, to the extent a grant or award provides for the early lapse of restrictions if a change in control occurs, Management Objectives specified in connection with the grant need not be achieved upon the change in control.

Withholding Taxes.   To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or the other person make arrangements satisfactory to us for payment of the balance of taxes required to be withheld. These arrangements, in the discretion of the board of directors, may include relinquishment of a portion of the benefit. Participants must also make such arrangements as we may require for the payment of any withholding tax obligations that may arise in connection with the disposition of shares acquired upon the exercise of option rights. In the discretion of the board of directors, a participant or other person may surrender shares of common stock owned for more than six months to satisfy any resulting tax obligations, provided, however, in no event may we accept shares of common stock for the payment of taxes in excess of required tax withholding rates.

Detrimental Activity.   Any evidence of an award under the Plan may provide that if a participant, either during employment or within a specified period after termination of employment, engages in any detrimental activity, as defined in the Plan, and the board of directors so finds, forthwith upon notice of the board’s finding, the participant must:

•                                          return to us, in exchange for payment by us of any amount actually paid by the participant for the shares of common stock, all shares of common stock that the participant has not disposed of that were offered under the Plan within a specified period prior to the date of the commencement of the detrimental activity; and

•                                          with respect to any shares of common stock so acquired that the participant has disposed of, pay to us in cash the difference between:

•                                          any amount actually paid for the shares of common stock by the participant; and

•                                          the market value per share of the shares of common stock on the date of the acquisition.

To the extent that these amounts are not paid to us, we may set off these amounts against any amounts that may be owing from time to time by us or one of our subsidiaries to the participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

Generally, a detrimental activity includes competing with our business, soliciting our employees, disclosing of confidential information and other specified conduct detrimental to our business.

Administration and Amendments.   The Plan is to be administered by the board of directors, except that the board of directors has the authority under the Plan to delegate any or all of its powers under the Plan to a committee consisting of not less than two non-employee directors. The board has delegated its authority to its compensation committee. The board of directors’ interpretation of the Plan and related agreements and documents is final and conclusive. The Plan may be amended from time to time by the board of directors, provided that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities that may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders in order to comply with applicable law or the rules of any national securities exchange upon which the shares of common stock are traded or quoted, the amendment will not be effective until such stockholder approval has been obtained.

The board of directors may not, without the further approval of the stockholders, authorize the amendment of any outstanding option right to reduce the option price. Furthermore, no option right may be canceled and replaced with an award having a lower option price without further approval of the stockholders.

Termination.   No grant under the Plan may be made more than ten years after the Plan was initially approved by the stockholders, but all grants made on or before the tenth anniversary will continue in effect after that date subject to the terms of those grants and the Plan. Since the Plan was initially approved on May 21, 2002, no grants may be made after May 21, 2012.